David Stephens Partner dstephens@stradley.com 212.540.4569	100 Park Avenue Suite 2000 New York, NY 10017 T: 212.812.4124

March 31, 2026

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: The Needham Funds, Inc.

Ladies and Gentlemen:

We are counsel to The Needham Funds, Inc. (the "Fund"), and we consent to the references to this firm under the heading "Additional Information – Counsel" in the Prospectus and under the heading "Other Information – Legal Counsel" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 59 (the "Post-Effective Amendment") to the Fund's Registration Statement on Form N-1A, Registration File No. 33-98310. This consent does not constitute a consent under Section 7 of the 1933 Act and in consenting to the use of our name and the reference to our Firm under such caption we have not certified any part of the Post-Effective Amendment and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

By: /s/ DAVID STEPHENS
David Stephens
Stradley Ronon Stevens & Young, LLP | stradley.com
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